For further information contact:
John W. Bordelon, Chairman of the Board, President and CEO
(337) 237-1960

Release Date:	January 5, 2024
For Immediate Release

HOME BANCORP, INC. TO ISSUE 2023 FOURTH QUARTER EARNINGS
AND HOST CONFERENCE CALL

Lafayette, Louisiana – Home Bancorp, Inc. (Nasdaq: “HBCP”) (the “Company”), the parent company for Home Bank, N.A. (the “Bank”) (www.home24bank.com), The earnings release and investor presentation will be posted to the Investor Relations page of the Company's website, https://home24bank.investorroom.com.

The Company will conduct a conference call at 10:30 a.m. CDT on Tuesday, January 23, 2024. All interested parties are invited to listen to President and Chief Executive Officer, John W. Bordelon and Senior Executive Vice President and Chief Financial Officer, David T. Kirkley discuss the Company's fourth quarter results.

Investor Conference Call Information

Investors can access the conference call by dialing 1.848.488.9160 (U.S. Local/International Toll Free) or 1.877.550.1858 (U.S. Toll Free). The conference ID is 1754341. Please dial in 10 minutes prior to the start of the call. A replay of the conference call and a transcript of the call will be posted to the Investor Relations page of the Company's website, https://home24bank.investorroom.com.

About Home Bancorp

Home Bancorp is a Louisiana corporation that became the holding company for Home Bank N.A. in October 2008 upon Home Bank’s mutual to stock conversion. Home Bank is a federally chartered, community-oriented bank which was originally organized in 1908 and is headquartered in Lafayette, Louisiana. Home Bank currently conducts business from 42 full-service banking locations in the Lafayette, Baton Rouge, New Orleans and Northshore (of Lake Pontchartrain) regions of South Louisiana, Natchez, Mississippi and the market region of Houston, Texas.

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